Exhibit 10.1

SHARE SUBSCRIPTION AGREEMENT

SHARE SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of February 22, 2021, by and among (i) the person named on the signature page hereto (the “Purchaser”), (ii) Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 56, rue Charles Martel, L-2134 Luxembourg, and registered with the Luxembourg Trade and Companies Register under registration number B251465 (the “Company”), and (iii) Gores Holdings V, Inc., a Delaware corporation (“GHV”).

WHEREAS, this Agreement is being entered into in connection with the proposed business combination (the “Transaction”) pursuant to that certain business combination agreement, dated on or about the date hereof (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among the Company, GHV, Ardagh MP MergeCo Inc., a Delaware corporation (“MergeCo”), and Ardagh Group S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 56, rue Charles Martel, L-2134 Luxembourg, and registered with the Luxembourg Trade and Companies Register under registration number B160804 (“Amsterdam”). Upon consummation of the Transaction, shares of the Company, each with a par value of EUR 0.01 (the “Shares”), will be listed on the New York Stock Exchange;

WHEREAS, as contemplated by the Business Combination Agreement, Amsterdam, through certain of its subsidiaries, is engaged in the business of developing, manufacturing, marketing and selling metal beverage cans and ends and related technical and customer services (the “AMP Business”);

WHEREAS, prior to consummation of the Transaction, Amsterdam will transfer or cause to be transferred to subsidiaries of the Company the AMP Business subject to and in accordance with the terms of the Business Combination Agreement and the agreements contemplated therein;

WHEREAS, in connection with the Transaction and as contemplated by the Business Combination Agreement, the Company and GHV are seeking commitments (“Subscriptions”) from interested investors to subscribe for, concurrently with the completion of the merger contemplated under the Business Combination Agreement, Shares in a private transaction in which the Company expects to raise an aggregate amount of $600,000,000;

WHEREAS, the Shares to be subscribed for by the Purchaser (as set forth on the signature page hereto) pursuant to this Agreement are referred to herein as the “Acquired Shares,” and the aggregate and per Share purchase price to be paid by the Purchaser (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company and GHV are entering into separate subscription agreements (collectively, the “Other Subscription Agreements”) with certain investors (other than the Purchaser) (the “Other Purchasers”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Purchaser and the Company agree as follows:

1. Subscription. The Purchaser hereby agrees to subscribe for, and the Company hereby agrees, subject to the receipt of the Purchase Price, to issue to the Purchaser, the Acquired Shares, all on the terms, and subject to the conditions, provided for herein. In the event that the Transaction is not consummated for any reason, or in the event of the termination of this Agreement in accordance with the terms hereof, any amounts previously paid by the Purchaser pursuant to this Agreement will be returned promptly to the Purchaser, and this Agreement shall have no force or effect.

2. Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the merger contemplated under the Business Combination Agreement. Following delivery of written notice from (or on behalf of) the Company to the Purchaser (the “Closing Notice”) that the Company expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than three (3) Business Days (a “Business Day” meaning a day other than (x) a Saturday or Sunday or (y) any other day on which banks located in New York, NY, or Luxembourg City, Grand Duchy of Luxembourg are required or authorized by applicable law to be closed for business) from the date on which the Closing Notice is so delivered to the Purchaser, the Purchaser shall deliver to the Company, on the second (2nd) Business Day immediately prior to the closing date specified in the Closing Notice (such specified date, the “Closing Date”), the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to such account or accounts as may be specified in the Closing Notice, subject to the satisfaction or waiver of the conditions set forth in Section 3 below. On the Closing Date, the Company and the Purchaser shall perform the following actions:

a. the Company shall deliver a confirmation from the bank specified in the Closing Notice evidencing that the aggregate Purchase Price in respect of the Acquired Shares has been credited in full to the bank account specified in the Closing Notice;

b. Purchaser shall deliver a duly signed Subscription Form in the form of Schedule B;

c. the board of directors of the Company shall resolve to approve (within the limits and conditions set forth under the articles of association of the Company) the issuance of the Acquired Shares (“Capital Increase”); and

d. the Company shall, as soon as practicable following the approval of Capital Increase by the board of directors, deliver or cause to be delivered in book-entry form the Acquired Shares to the Purchaser or to a custodian designated by the Purchaser, as applicable.

Following the approval of the Capital Increase by the board of directors of the Company, an authorized person on behalf of the board of directors shall appear as soon as possible and in any event within thirty (30) days of the date of issuance of the Acquired Shares, in front of a Luxembourg notary to record the Capital Increase in a constat d’augmentation de capital.

3. Closing Conditions. The Closing is also subject to the conditions that, on the Closing Date:

a. all representations and warranties of the Company, GHV and the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), but in each case without giving effect to consummation of the Transaction; provided that none of the Company, GHV or the Purchaser may rely on this closing condition if the failure of this closing condition to be satisfied results from the failure of such party’s representations and warranties to be so true and correct or a breach by such party of any of its covenants or agreements contained herein;

b. there shall not have been enacted or promulgated any governmental order, law, statute, rule or regulation enjoining or prohibiting the consummation of the Transaction;

c. all conditions precedent to the closing of the Transaction pursuant to the Business Combination Agreement, including the approval of GHV’s stockholders and any regulatory approvals, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction);

d. each party shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; provided that none of the Company, GHV or the Purchaser may rely on this closing condition if the failure of this closing condition to be satisfied results from a breach by such party of any of its covenants or agreements contained herein;

e. the Business Combination Agreement (as the same exists on the date of this Agreement) shall not have been modified, waived or amended to materially adversely affect the economic benefits that the Purchaser would reasonably expect to receive under this Agreement;

f. the Acquired Shares shall have been approved for listing on the NYSE; and

g. the share capital of the Company amounts to at least the equivalent of thirty thousand Euro (€30,000).

4. Further Assurances. At the Closing, the Company and the Purchaser shall execute and deliver such additional documents and take such additional actions as they reasonably may deem to be practical and necessary in order to consummate the Subscription contemplated by this Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the Purchaser that at the date of signature of this Agreement and as of the Closing Date:

a. The Company is a newly formed entity formed solely for the purpose of effecting the Transaction (including the Subscriptions). The Company is duly incorporated and validly existing as a public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg.

b. At the Closing, the Company will own, directly or indirectly, 100% of the AMP Business, and will have all corporate power and authority to run the AMP Business.

c. The Company has all requisite liability company power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance of the Acquired Shares to the Purchaser in accordance with the terms hereof.

d. As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to the Purchaser in accordance with the terms of this Agreement, the Acquired Shares will be validly issued and fully paid and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational and constituent documents or under the laws of the Grand Duchy of Luxembourg.

e. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Acquired Shares to the Purchaser in accordance with the terms hereof, have been duly authorized by all requisite action on the part of the Company. No other action on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby, including the issuance of the Acquired Shares to the Purchaser in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by GHV and the Purchaser) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity) (the “Enforceability Exceptions”).

f. The issuance of the Acquired Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of this Subscription will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any law, regulation, agreement or instrument binding upon the Company, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the AMP Business, that would be reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition or results of operations of the AMP Business or the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational and constitutional documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Agreement.

g. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which the Purchaser could become directly liable (it being understood that the Purchaser will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company). Other than Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and UBS Securities LLC (collectively, the “Placement Agents”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with this Subscription.

h. The description of the AMP Business to be included in the registration statement/proxy statement to be provided to the stockholders of GHV in connection with the Transaction shall not be materially inconsistent with the information included in the Disclosure Package (as defined below).

i. Assuming the accuracy of the representations and warranties of the Purchaser in Section 7, no registration of the Acquired Shares will be required under the United States Securities Act of 1933, as amended (the “Securities Act”), in connection with the Subscription by the Purchaser.

j. Assuming the accuracy of GHV’s and the Purchaser’s representations and warranties set forth in Sections 6 and 7, respectively, the Company is not required to obtain any material consent, waiver or authorization of, give any notice to, or make any filing with, any court or other federal, state, local or other governmental authority or other person in connection with the issuance of the Acquired Shares pursuant to this Agreement, other than (i) the recording of the issuance of Shares in a constat d’augmentation de capital passed by a Luxembourg notary and the subsequent registration of such capital increase with the Luxembourg Trade and Companies Register, filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable securities laws, (iii) the filings required in accordance with Section 11(q), (iv) those required by the NYSE, (v) those required to consummate the Transaction as provided under the Business Combination Agreement; and (vi) those whose failure to so obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

k. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company on or prior to the Closing Date (the “SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about the Company’s affiliates contained in any SEC Document to be filed by the Company the representation and warranty in this sentence is made to the Company’s knowledge. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

l. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

m. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company as of the date of this Agreement, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

n. The Other Subscription Agreements entered into or to be entered into by the Company in connection with the Transaction (or any agreements or understandings (including side letters) entered into or to be entered into in connection therewith or in connection with the purchase of Shares by the Other Purchasers) reflect the same per Share Purchase Price as set forth in this Agreement and do not contain any provisions that are more favorable from an economic perspective to such Other Subscribers or any affiliate or any party related thereto than the provisions of this Agreement (it being acknowledged and agreed that the right to syndicate Class A Shares pursuant to the Other Subscription Agreement with Gores Sponsor V LLC will not be a right provided to any Other Purchaser).

6. GHV Representations and Warranties. GHV represents and warrants to the Purchaser that at the date of signature of this Agreement and as of the Closing Date:

a. GHV is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b. The execution and delivery of this Agreement, the performance by GHV of its obligations hereunder and the consummation by GHV of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of GHV, subject to subject to the receipt of the requiste approval of GHV’s stockholders as contemplated by the Business Combination Agreement. This Agreement has been duly executed and delivered by GHV, and (assuming due authorization, execution and delivery by the Company and Purchaser) this Agreement constitutes the legal, valid and binding obligation of GHV, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by the Enforceability Exceptions.

c. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by GHV on or prior to the Closing Date (the “GHV SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. None of the GHV SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about GHV’s affiliates contained in any SEC Document to be filed by GHV the representation and warranty in this sentence is made to GHV’s knowledge. The financial statements of GHV included in the GHV SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of GHV as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the GHV SEC Documents.

d. GHV is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, financial condition or results of operations of GHV and its subsidiaries, taken as a whole (a “GHV Material Adverse Effect”). GHV has not received any written communication from a governmental authority that alleges that GHV is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a GHV Material Adverse Effect.

e. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a GHV Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of GHV, threatened against GHV, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against GHV.

7. Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company that at the date of signature of this Agreement and as of the Closing Date:

a. The Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is subscribing for the Acquired Shares only for its own account and not for the account of others, or if the Purchaser is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not subscribing for the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Purchaser is not an entity formed for the specific purpose of acquiring the Acquired Shares.

b. The Purchaser understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. The Purchaser understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act except (i) to the issuer of such securities or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Acquired Shares will be subject to a restrictive legend to such effect. The Purchaser acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Purchaser understands and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Purchaser may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. The Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

c. The Purchaser further acknowledges that there have been no representations, warranties, covenants and agreements made to the Purchaser, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement (and any other agreements executed and delivered in connection with the Transaction to which the Purchaser is party, if any).

d. The Purchaser’s subscription for and holding of the Acquired Shares does not constitute or result in a non-exempt prohibited transaction under Section 406 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

e. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Acquired Shares, including, with respect to the Company, the AMP Business, the Transaction, GHV and Amsterdam. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has received a copy of the Investor Presentation, dated as of February 11, 2021, provided by the Company and GHV (the “Disclosure Package”), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Purchaser’s investment in the Acquired Shares. The Purchaser acknowledges that it has reviewed the documents made available to the Purchaser by the Company and GHV in the electronic data room hosted by the GHV in connection with the transactions contemplated by this Agreement. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such additional information about the Company, the AMP Business, the Transaction, GHV and Amsterdam as the Purchaser and such Purchaser’s professional advisor(s), if any, have requested. The Purchaser acknowledges and agrees that (i) none of the Placement Agents, or any affiliate of the Placement Agents, has provided the Purchaser with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired and (ii) none of the Placement Agents nor any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Acquired Shares. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or the quality or value of the Acquired Shares and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company which the Purchaser agrees need not be provided to it. In connection with the issuance of the Acquired Shares to the Purchaser, none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to the Purchaser. The Purchaser agrees that none of the Placement Agents shall be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Purchaser’s purchase of the Acquired Shares.

f. The Purchaser became aware of this offering of the Acquired Shares solely by means of direct contact between the Purchaser and the Company, GHV or a representative of the Company or GHV, and the Acquired Shares were offered to the Purchaser solely by direct contact between the Purchaser and the Company, GHV or a representative of the Company or GHV. The Purchaser did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. The Purchaser acknowledges that it is aware that there are substantial risks incident to the subscription for and ownership of the Acquired Shares, including those set forth in the Disclosure Package. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and the Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Acquired Shares. The Purchaser understands and acknowledges that the purchase and sale of the Acquired Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

h. Alone, or together with any professional advisor(s), the Purchaser has analyzed and considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Acquired Shares, the Purchaser has relied solely upon independent investigation made by the Purchaser. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by the Placement Agents concerning the Company, Amsterdam or the Acquired Shares.

j. The Purchaser understands and acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Package.

k. If the Purchaser is not an individual, the Purchaser has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The Purchaser has the power and authority to enter into, deliver and perform the Purchaser’s obligations under this Agreement.

l. The execution, delivery and performance by the Purchaser of this Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and will not violate any provisions of the Purchaser’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The Purchaser’s signature on this Agreement is genuine, and the signatory has been duly authorized and has legal competence and capacity to execute the same, and this Agreement is enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof may be limited by Enforceability Exceptions.

m. Neither the due diligence investigation conducted by the Purchaser in connection with making its decision to subscribe for the Acquired Shares nor any representations and warranties made by the Purchaser herein shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the United States Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the United States Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains written policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to subscribe for the Acquired Shares were legally derived.

o. To the Purchaser’s knowledge, no disclosure (other than the Disclosure Package) or offering document has been prepared by the Company, GHV or the Placement Agents in connection with the offer and subscription for the Acquired Shares.

p. The Purchaser acknowledges that the Placement Agents and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to the undersigned by the Company.

q. In connection with the subscription for the Acquired Shares, the Placement Agents have not acted as the Purchaser’s financial advisor or fiduciary.

r. The Purchaser will have sufficient funds to pay the Purchase Price at the Closing.

s. The Placement Agents may rely upon these representations and warranties of the Purchaser.

t. The Purchaser hereby agrees that from the date of this Agreement until the Closing (or the earlier termination of this Agreement in accordance with its terms), none of the Purchaser, its controlled affiliates, or any person or entity acting on behalf of the Purchaser or any of its controlled affiliates or pursuant to any understanding with the Purchaser or any of its controlled affiliates will engage in any Short Sales with respect to securities of GHV. For purposes of this Section 7, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as otherwise consented to by GHV and the Company, all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding anything to the contrary set forth herein, (i) nothing herein shall prohibit any entities under common management or that share an investment advisor with Purchaser that have no knowledge of this Agreement or of Purchaser’s participation in the transaction contemplated hereby (including Purchaser’s controlled affiliates and/or other affiliates) from entering into any Short Sales; and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, this Section 7(t) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares.

u. The Purchaser acknowledges that it is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, a distribution thereof in violation of the Securities Act.

v. The Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

w. If the Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Purchaser represents and warrants that it has not relied on the Company or any of its affiliates for investment advice as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, and none of the Company or any of its affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

8. Registration Rights.

a. The Company agrees that, no later than the date that is thirty (30) calendar days after the consummation of the Transaction, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale by the Purchaser of the Acquired Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (or the ninetieth (90th) calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. A substantially complete draft of the Registration Statement shall be provided to the Purchaser at least two (2) Business Days prior to filing. The Company agrees to cause such registration statement or another shelf registration statement to remain effective until the earlier of (a) two (2) years from the issuance of the Acquired Shares, or (b) the first date on which the Purchaser can sell all of its Acquired Shares (or shares received in exchange therefor) under Rule 144 of the United States Securities Act within ninety (90) days without limitation as to the amount or manner of sale of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Purchaser agrees to disclose its ownership to the Company upon request to assist the Company in making the determination described above. The Company’s obligations to include the Acquired Shares (or shares issued in exchange therefor) in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, provided that Purchaser shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares or otherwise, such Registration Statement shall register the resale of a number of shares which is equal to the maximum number of shares as is permitted by the SEC. In such event, the number of shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Acquired Shares that were not registered on the initial Registration Statement, as so amended. For as long as the Purchaser holds Acquired Shares, the Company will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Purchaser to resell the Acquired Shares pursuant to Rule 144 of the Securities Act.

b. The Company may delay the filing of the registration statement or suspend the use of any such registration statement if it reasonably determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act (a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. The Company shall not, when so advising Purchaser of such Suspension Event, provide Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to Purchaser of the occurrence of the Suspension Event might constitute material, nonpublic information regarding the Company. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Purchaser agrees that it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales. If so directed by the Company, Purchaser will deliver to the Company or, in Purchaser’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus shall not apply (A) to the extent Purchaser is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

c. Indemnification.

i. The Company shall, notwithstanding any termination of this Agreement indemnify and hold harmless, to the extent permitted by law, Purchaser, its directors officers, members, stockholders, partners, agents, brokers, investment advisors and employees, and each person who controls Purchaser (within the meaning of the Securities Act) and the directors, officers, members, stockholders, partners, agents, brokers, investment advisors and employees of each such controlling person, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) (collectively, “Losses”) based on any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are based on or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein.

ii. In connection with any Registration Statement in which Purchaser is participating, Purchaser shall, to the extent permitted by law, indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Purchaser expressly for use therein; provided, however, that the liability of Purchaser shall be several and not joint with any other investor and shall be limited to the net proceeds received by Purchaser from the sale of Acquired Shares giving rise to such indemnification obligation.

d. The Company shall use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to (i) issue to the transfer agent a legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter and other such documentation as the Company’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (ii) if the Acquired Shares are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of the Acquired Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to a requesting Purchaser; provided that, (A) the Company and its counsel may request and rely upon customary representations from the Purchaser in connection with delivery of such opinion and (B) notwithstanding the foregoing, the Company and its counsel will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

9. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, including if the Transaction has not been consummated by the Outside Date (as defined in the Business Combination Agreement), (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement or (c) at the election of the Purchaser, if the consummation of the Transaction shall not have occurred on or prior to September 30, 2021; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. If the Transaction is not consummated, the Company shall notify the Purchaser of the termination of the Business Combination Agreement promptly after the termination of such agreement. This Agreement shall further terminate and be of no further force or effect, without any liability to any party hereto, if the Company notifies the Purchaser in writing that it has abandoned its plans to move forward with the Transaction and/or terminates the Purchaser’s obligations with respect to the Subscription without the delivery of the Acquired Shares having occurred, provided that if the Purchase Price has been already paid pursuant to this Agreement at such time it shall be returned promptly by the Company to the Purchaser without any deduction for or on account of any tax, withholding, charges, or set-off.

10. Trust Account Waiver. The Purchaser acknowledges that GHV is a blank check company with the powers and privileges necessary or convenient to the conduct, promotion or attainment of the business or purposes of GHV, including, but not limited to effecting a merger, asset acquisition, reorganization or similar business combination involving GHV and one or more businesses or assets. The Purchaser further acknowledges that, as described in GHV prospectus relating to its initial public offering dated August 5, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of GHV’s assets consist of the cash proceeds of GHV’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of GHV, its public stockholders and the underwriters of GHV’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to GHV to pay its tax obligations, if any, and for working capital, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. The Purchaser hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement, provided however, that nothing in this Section 10 shall be deemed to limit the Purchaser’s right, title, interest or claim to the Trust Account by virtue of the Purchaser’s record or beneficial ownership of shares of common stock of GHV.

11. Miscellaneous.

a. Neither this Agreement nor any rights or obligations that may accrue to the Purchaser hereunder may be transferred or assigned, in whole nor in part, without the prior written consent of the Company and GHV, which may be withheld by the Company and GHV in their absolute discretion, other than an assignment to any affiliate of the Purchaser or any fund or account managed by the same investment manager as the Purchaser or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Agreement or a separate subscription agreement in substantially the same form as this Agreement.

b. The Company may request from the Purchaser such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to subscribe for the Acquired Shares, and the Purchaser shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that the Company agrees to keep any such information confidential except to the extent required to be disclosed by applicable law, including the securities laws or in connection with such filings, or the NYSE. The Purchaser acknowledges that GHV and the Company shall file a copy of this Agreement with the SEC.

c. The Purchaser acknowledges that each of the Company, GHV, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Purchaser agrees to promptly notify the Company, GHV and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Purchaser acknowledges and agrees that each purchase by the Purchaser of the Acquired Shares from the Company will constitute a reaffirmation of the acknowledgements, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Purchaser as of the time of the purchase.

d. Each of the Company, GHV and the Placement Agents is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

f. This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Agreement (and any other agreements executed and delivered in connection with the Transaction to which the Purchaser is party, if any) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any third-party beneficiary, or other rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

h. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party hereto may execute and deliver signed counterparts of this Agreement to the other parties hereto by electronic mail or other electronic transmission in portable document format (.PDF) or any other electronic signature complying with the United States ESIGN Act of 2000 (including www.docusign.com), each of which shall be deemed an original.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

m. Any action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in any federal or state court located in New York County, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, agrees that service of process upon such party in any such action shall be effective if given as may be permitted by applicable law, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 11(m).

n. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Amsterdam, the Company, GHV or the Placement Agents or any of their respective affiliates or any of their control persons, officers, directors and employees) including the Disclosure Package, other than the statements, representations and warranties of the Company and GHV contained in this Agreement, in making its investment or decision to invest in the Company. Purchaser acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations and warranties of the Purchaser contained in this Agreement to the extent such representations and warranties relate to the Placement Agents. The Purchaser further acknowledges and agrees that none of (i) any Other Purchaser pursuant to any Other Subscription Agreement or any other agreement related to the private placement of the Shares (including such other investor’s respective affiliates or any control persons, officers, directors, partners, agents, employees or representatives of any of the foregoing) or (ii) any of the Company’s or GHV’s respective affiliates’ control persons, officers, directors, partners, agents, employees or representatives, shall be liable to any Other Purchaser pursuant to this Agreement or any Other Subscription Agreement or any other agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, GHV, the Placement Agents or any Non-Party Affiliate concerning the Company, GHV, the AMP Business, the Placement Agents, any of their controlled affiliates, this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, GHV, any Placement Agent or any of the Company’s, GHV’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

o. The parties hereto intend for the Subscription, together with the Transaction, to qualify together as an exchange under Section 351 of the Code and will not take any inconsistent position on any tax return or during the course of any audit, litigation or other proceeding with respect to taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

p. GHV shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company or GHV has provided to Purchaser at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s and GHV’s knowledge, Purchaser shall not be in possession of any material, nonpublic information received from the Company or GHV, and Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, GHV, the Placement Agents or any of their respective affiliates with respect to the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, neither the Company nor GHV shall, without the prior written consent of Purchaser, publicly disclose the name of Purchaser or any of its affiliates or advisors, or include the name of Purchaser or any of its affiliates or advisors (i) in any press release or marketing materials or (ii) in any filings with the SEC or any regulatory agency or trading market except (A) required by the federal securities law in connection with the Registration Statement, and (B), to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the NYSE or by any other governmental authority, in which case GHV and/or the Company shall provide Purchaser with prior written notice of such disclosure permitted under this subclause (B).

q. If Purchaser is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Agreement is executed on behalf of the trustees of the Purchaser or any affiliate thereof as trustees and not individually and that the obligations of the Agreement are not binding on any of the trustees, officers or stockholders of the Purchaser or any affiliate thereof individually but are binding only upon the Purchaser or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Purchaser has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Purchaser:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Acquired Shares are to be registered (if different):	Date: February , 2021

Purchaser’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Acquired Shares:

Aggregate Purchase Price: U.S. $	Price Per Share: U.S. $10.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account or accounts specified by the Company in the Closing Notice.

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

ARDAGH METAL PACKAGING S.A.

By:
Name:
Title:

GORES HOLDINGS V, INC.

By:
Name:
Title:

Date: February    , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

This page should be completed by Purchaser

and constitutes a part of the Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule B

Subscription Form

This Subscription Form is executed by the Purchaser (as defined below) for the purposes of recording in writing the Purchaser’s subscription for the Acquired Shares (as defined below), as follows:

Issuer	ARDAGH METAL PACKAGING S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B251465.

Purchaser	[Name of the Purchaser], [identification details of the Purchaser].

Acquired Shares	[number of shares in letters] ([number of shares in figures]) new shares of Issuer, with a par value of EUR 0.01 each, having the rights set out in the articles of association of the Issuer and the Luxembourg law on commercial companies dated August 10, 1915, as amended.

Issuance Date	The date on which the board of directors of the Issuer passes the resolutions approving the issuance of the Acquired Shares out of the authorized share capital of the Issuer pursuant to the terms and conditions set out in the articles of association of the Issuer and which shall be recorded in a constat deed in accordance with the Luxembourg law on commercial companies dated 10 August 1915, as amended, within one (1) month from the date of the said decision of the board of directors of the Issuer.

Purchase Price

The per share purchase price is ten United States Dollars ($10.00), consisting of consisting of one Euro cent (€ 0.01) for the share capital and the remaining amount for the share premium.

The aggregate purchase price is [amount in letters (calculated as number of shares multiplied by $10.00)] United States Dollars (USD [amount in figures (calculated as number of shares multiplied by $10.00)]]) consisting of [amount in letters (calculated as number of shares multiplied by € 0.01)] Euro (€[amount in figures (calculated as number of shares multiplied by € 0.01)]]) for the share capital and the remaining amount for the share premium; to be fully paid up in cash by the Purchaser, or any other person on behalf of the Purchaser, to the Issuer in accordance with the terms and conditions of the share subscription agreement entered into by, amongst other parties, the Issuer and the Purchaser and dated [•] 2021 (the Share Subscription Agreement).

The Purchaser acknowledges that the subscription of the Acquired Shares is subject to the terms and conditions provided for under the Share Subscription Agreement, and in particular to clause 2 of the Share Subscription Agreement.

This Subscription Form is governed by and shall be construed in accordance with the laws of the Grand Duchy of Luxembourg.

The courts of the district of Luxembourg shall have exclusive jurisdiction to hear any dispute or controversy arising out of, or in connection with, this Subscription Form.

[Signature page follows]

SIGNATURE PAGE TO THE SUBSCRIPTION FORM

[Name of the Purchaser]:

By:
Name:
Title:
Date: , 2021